EXHIBIT 99.1

PRESS RELEASE

For Immediate Release
Contact:        Sandra Sager, Chief Financial Officer
                    (360) 459-1100
                    (360) 459-0137 (Fax)

Venture Financial Group
Announces New Stock Repurchase Plan

OLYMPIA, Wash., February 27, 2006 - Venture Financial Group, Inc., announced the implementation of a new stock repurchase program. Under the program, the Company is authorized to buy 200,000 shares of its common stock or approximately 3.6% of the total common shares currently outstanding. The stock repurchase program authorizes the Company to make scheduled purchases over time in either privately negotiated transactions or through the open market. The planned repurchases will, among other things, be subject to applicable federal securities laws. Some of the Company's executive officers and directors have indicated that they may sell shares under the stock repurchase plan.

Venture Financial Group, Inc. is the parent company of Venture Bank. Venture Bank, with 17 offices in four western Washington counties, offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products and other banking services. The bank also provides a broad range of investment services through its subsidiary Venture Wealth Management, Inc. Further information about the Bank may be found on the Internet at www.venture-bank.com.